Aflac Incorporated 2024 Form 10-K
EXHIBIT 21
Aflac Incorporated
SUBSIDIARIES
The following list sets forth the subsidiaries of Aflac Incorporated:

Company	Jurisdiction
American Family Life Assurance Company of Columbus (Aflac)	Nebraska
American Family Life Assurance Company of New York(1)	New York
Aflac Re Bermuda Ltd.(1)	Bermuda
Aflac InfoSec Services LLC(1)	Delaware
Phoenicia Real Estate Holdings I LLC(1)	Delaware
Phoenicia Real Estate Holdings VI LLC(1)	Delaware
Aflac Asset Management LLC	Delaware
Aflac Asset Management Japan Ltd.(2)	Japan
Global Alternatives Fund SPC(2)	Cayman Islands
Global Alternatives Real Estate Portfolio SP(2)	Cayman Islands
Global Alternatives Private Equity Portfolio SP(2)	Cayman Islands
Aflac International, Inc.	Georgia
Aflac Information Technology, Inc.	Georgia
Aflac Global Ventures LLC	Delaware
Aflac Ventures Labs LLC(3)	Delaware
Aflac Ventures Seed Fund LLC(3)	Delaware
Aflac Ventures India Fund LLC(3)	Delaware
Aflac Ventures LLC(3)	Delaware
Lapetus Solutions, Inc.(4)	Delaware
Medical Note, Inc.(4)	Japan
Aflac Ventures Japan KK(3)	Japan
Hatch Healthcare KK(5)	Japan
Aflac Benefits Advisors, Inc.	Georgia
Communicorp, Inc.	Georgia
Continental American Insurance Company	Nebraska
Aflac Holdings LLC	Nebraska
Aflac Life Insurance Japan Ltd.(6)	Japan
Tsusan Co., Ltd.(7)	Japan
Aflac Insurance Services Co., Ltd.(7)	Japan
Aflac Payment Services Co., Ltd.(7)	Japan
Aflac Small-amount Short-term Insurance Co., Ltd.(7)	Japan
Aflac Digital Services Co., Ltd.(7)	Japan
Aflac Pet Small-amount-and-Short-term Insurance Co., Ltd.(7)	Japan
Global Investment Fund I(7)	Delaware
Oconee Real Estate Holdings I LLC(8)	Delaware
Oconee Real Estate Holdings II LLC(9)	Delaware
Oconee Real Estate Holdings III LLC(8)	Delaware
Taghkanic Real Estate Holdings I LLC(10)	Delaware
Taghkanic Real Estate Holdings II LLC(10)	Delaware
HJ SF Holdings LLC(11)	Delaware
SH SF Holdings LLC(11)	Delaware
HF SF Holdings LLC(11)	Delaware
HG SF Holdings LLC(11)	Delaware
Taghkanic Real Estate Holdings III LLC(12)	Delaware
Paragon Real Estate Holdings I, LLC(8)	Delaware
Paragon Real Estate Holdings II, LLC(8)	Delaware
(continued)

Company	Jurisdiction
Phoenicia Real Estate Holdings VII LLC(8)	Delaware
Phoenicia Real Estate Holdings VIII LLC(8)	Delaware
Phoenicia Real Estate Holdings IX LLC(8)	Delaware
Portals Holdings, LLC(8)	Delaware
Portals Owners, LLC(13)	Delaware
Phoenicia US TRE IV REO LLC(8)	Delaware
Phoenicia Real Estate Holdings III LLC(14)	Delaware
Phoenicia Real Estate Holdings V LLC(14)	Delaware
Aflac Heartful Services Co., Ltd.(15)	Japan
Global Alternatives Private Equity Sub-Trust A(16)	Cayman Islands
Global Alternatives Real Estate Equity Sub-Trust B(16)	Cayman Islands
Tier One Insurance Company	Nebraska
Aflac Northern Ireland, Ltd.	Northern Ireland, U.K.
Aflac Benefits Solutions Inc.	Florida
Empowered.Insure LLC	North Carolina
Aflac GI Holdings LLC	Delaware
Wildfire Direct Lending Management MGP, LLC(17)	Delaware
Denham Sustainable Infra GP LLC(17)	Delaware
Denham Sustainable Infra Management LP(17)	Delaware
Sound Point Commercial Real Estate Finance LLC(17)	Delaware
Tree Line Capital Partners, LLC(17)	Delaware
(1) Subsidiary of Aflac
(2) Subsidiary of Aflac Asset Management LLC
(3) Subsidiary of Aflac Global Ventures LLC
(4) Investment of Aflac Ventures LLC
(5) Subsidiary of Aflac Ventures Japan KK
(6) Subsidiary of Aflac Holdings LLC
(7) Subsidiary of Aflac Life Insurance Japan Ltd.
(8) Subsidiary of Global Investment Fund I
(9) 86% owned by Global Investment Fund I and
14% owned by Aflac
(10) 81% owned by Global Investment Fund I and
19% owned by Aflac
(11) Subsidiary of Taghkanic Real Estate Holdings II LLC
(12) 82% owned by Global Investment Fund I and
18% owned by Aflac
(13) Subsidiary of Portals Holdings, LLC
(14) Subsidiary of Phoenicia US TRE IV REO LLC
(15) 79% owned by Aflac Life Insurance Japan Ltd.,
10% owned by Aflac Insurance Services Co., Ltd.,
10% owned by Aflac Payment Services Co., Ltd., and
1% owned by Tsusan Co. Ltd.
(16) 90% owned by Aflac Life Insurance Japan Ltd. and
10% owned by Aflac
(17) Investment of Aflac GI Holdings LLC